UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2014

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with his appointment as a director (as described in Item 5.02 below) of The Pantry, Inc. (the “Company”), Ross J. Pillari will enter into the Company’s form of indemnification agreement, which agreement generally requires the Company to indemnify Mr. Pillari to the fullest extent permitted by law. Among other things, the indemnification agreement requires the Company to indemnify Mr. Pillari, for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding, including but not limited to any action by or in the right of the Company, on account of services as a director or officer, as applicable, of the Company, or as a director or officer of any other company or enterprise to which Mr. Pillari provides services at the Company’s request.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2014, the Board of Directors (the "Board") of the Company increased the size of the Board to ten (10) members and appointed Ross J. Pillari as a director with a term expiring at the Company's next annual meeting of stockholders. Concurrent with his election as a director, Mr. Pillari was appointed to the Audit and Finance and the Corporate Governance and Nominating Committees of the Board. There are no arrangements or understandings between Mr. Pillari and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Pillari that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Pillari will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are described under the caption "Compensation of Directors" in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on February 13, 2014, as adjusted by the Board from time to time. Pursuant to the compensation policy for non-employee directors and in connection with his appointment to the Board, on May 21, 2014, Mr. Pillari was granted 4,066 shares of the Company’s restricted stock.

A copy of the press release announcing Mr. Pillari’s election is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

99.1         Press Release dated May 23, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Thomas D. Carney
Thomas D. Carney Senior Vice President, General Counsel and Secretary

Date: May 23, 2014

EXHIBIT INDEX

 Exhibit No.     Description

99.1         Press Release dated May 23, 2014